                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 PEOPLEPC INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  $125 Per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            [LOGO OF PEOPLEPC INC.]

                                 PEOPLEPC INC.
                          100 PINE STREET, SUITE 1100
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 732-4400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 29, 2001

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of PeoplePC Inc., a Delaware corporation, will be held on October 29, 2001 at
12:00 p.m., local time, at                   , for the following purposes:

     1. To approve an amendment to PeoplePC's certificate of incorporation to effect a reverse stock split of not less than 1-for-10 and not more than 1-for-20 and to authorize PeoplePC's board of directors to determine which, if any, of these reverse stock splits to effect.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing matters are more fully described in the proxy statement accompanying this notice.

   Only stockholders who owned PeoplePC stock at the close of business on September 14, 2001 may attend and vote at the special meeting. Voting materials, which include the proxy statement and the proxy card, were first mailed on or about September 28, 2001 to all stockholders entitled to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you should vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. This will not limit your right to attend or vote at the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          OF PEOPLEPC INC.

                                          /s/ Nick Grouf
                                          Nick Grouf
                                          Chairman and Chief Executive Officer

San Francisco, California
September 28, 2001


    IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 PEOPLEPC INC.
                          100 PINE STREET, SUITE 1100
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 732-4400

                               ----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of PeoplePC Inc. ("PeoplePC") for use at the special meeting of stockholders (the "Special Meeting" or "Meeting") to be held on October 29, 2001 at 12:00 p.m., local time, or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of
Stockholders. The Special Meeting will be held at                          .

   These proxy solicitation materials were mailed on or about September 28, 2001 to all stockholders entitled to vote at the Special Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

   Your vote is important. Because many stockholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

   The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of PeoplePC at the address above written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy.

Record Date and Voting Securities

   Stockholders of record at the close of business on September 14, 2001 (the "Record Date") are entitled to notice of the Meeting and to vote at the
Meeting. At the Record Date,          shares of PeoplePC common stock, $0.0001
par value per share, were issued and outstanding.

Voting and Solicitation

   Proxies properly executed, duly returned to us and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of PeoplePC may propose. If, however, any matter not described in this proxy statement (the "Proxy Statement") is properly presented for action at the special meeting, the persons named in the enclosed Form of proxy will have discretionary authority to vote according to their best judgment.

   Each stockholder is entitled to one (1) vote for each share of common stock on all matters presented at the Special Meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" (the "Votes Cast") are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to the proposal. The affirmative vote of the holders of a majority of our outstanding shares of common stock is required for approval of this Proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to a proposal on which a broker has expressly not voted. A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the "NYSE"), which also apply to NYSE member brokers trading in non-NYSE listed shares, brokers may have discretionary authority to vote on reverse stock splits if customer instructions are not provided. As a result, if your shares are held in your broker's name, and you do not return your proxy, your broker may vote your shares with regard to the reverse stock split.

   The cost of soliciting proxies will be borne by PeoplePC. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

                                 PROPOSAL ONE

                         REVERSE STOCK SPLIT AMENDMENT

General

   The Board has approved an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of PeoplePC outstanding common stock of not less than 1-for-10 and not more than 1-for-20, with the board of directors having the authority to determine which, if any, of these reverse stock splits to effect. The Board approved the reverse stock split as a means of increasing the share price of our common stock above Nasdaq's minimum bid requirement. The Board's decision to effect the reverse stock split will be based upon various factors, including the following:

  1. At the time the reverse stock split is to be effected, does the "public float" (as defined in Nasdaq's Marketplace Rules) of PeoplePC's common stock exceed $15 million? and

  2. At the time the reverse stock split is to be effected, does the Board believe that the reverse split would result in PeoplePC's common stock continuing to be listed on the Nasdaq National Market?

   The proposed reverse stock split would reduce the number of issued and outstanding shares of our common stock as described below in "Implementation and Effects of Reverse Stock Split." However, the proposed reverse stock split would not change the number of authorized shares of common stock or preferred stock, the number of treasury shares held by PeoplePC, or the par value of our common stock or preferred stock. The text of the proposed amendment is attached to this proxy statement as Appendix A.

Purpose of the Reverse Stock Split

   The Board approved the reverse stock split for the following reasons:

  . The Board believes the reverse stock split is the most effective means to avoid a delisting of PeoplePC's common stock from the Nasdaq National Market ("Nasdaq"); and

  . The Board believes a higher stock price may help generate investor interest in PeoplePC and help PeoplePC attract and retain employees and other service providers.

 Nasdaq Listing

   Our common stock is quoted on Nasdaq under the symbol "PEOP." On July 9, 2001, we received notice from Nasdaq that we were not in compliance with Nasdaq's market value of public float requirement, and that we have until October 8, 2001 to come into compliance. In addition, on July 10, 2001, we received a notice from the staff of The Nasdaq Stock Market that our common stock had failed to maintain Nasdaq's minimum bid price required for continued listing on The Nasdaq National Market. On July 17, 2001 we requested a hearing before Nasdaq's Listing Qualification Panel. We filed a written appeal and appeared before the panel on August 30, 2001. At the hearing, the panel reviewed our reverse stock split proposal. If following the reverse stock split, the per share price of our common stock is at or above $3.00 for ten
(10) consecutive trading days and we comply with the "public float" requirement, we believe Nasdaq may withdraw the delisting action.

   The Board believes that maintaining Nasdaq listing may provide a broader market for PeoplePC's common stock and facilitate the use of PeoplePC's common stock in financing transactions. However, if the stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than Nasdaq's minimum bid requirement, we expect our common stock to be immediately delisted from Nasdaq.

 Potential Increased Investor Interest and Employee Retention Benefits

   On September   , 2001, PeoplePC's common stock closed at $   per share. In
approving the reverse stock split, the Board considered that PeoplePC's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.

   The Board further believes that a higher stock price would help PeoplePC attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for a company with a low stock price regardless of the market capitalization. If the reverse stock split successfully increases the per share price of PeoplePC's common stock, the Board believes this increase will enhance PeoplePC's ability to attract and retain employees and service providers.

Range of Reverse Stock Splits

   It is difficult to predict market conditions at the time the reverse stock split may be effected. Therefore, we do not know the appropriate reverse stock split ratio that may be necessary to accomplish the Board's goals related to the reverse stock split. Therefore, we believe it would be in the best interests of the stockholders if the Board had the flexibility to determine, within the specified limits approved by the stockholders, the appropriate reverse stock split ratio immediately prior to effecting the reverse stock split. In making this determination, the Board may consider various factors, including prevailing market conditions and the steps PeoplePC needs to take to achieve compliance with the minimum bid requirements and other listing regulations of Nasdaq. A significant factor for Board consideration will be the trading price of PeoplePC's common stock on the days leading up to the date of the reverse stock split. Based on the price of PeoplePC's common stock, the Board would select the authorized stock split ratio that it believes is sufficient to increase PeoplePC's trading price above $3.00 in order to comply with Nasdaq's listing requirements.

   Accordingly, the Board is asking:

  . that the stockholders approve a range of reverse stock split ratios of not less than 1-for-10 and not more than 1-for-20; and

  . that the Board be authorized to determine which of the reverse stock splits in the specified range, if any, to implement.

   A vote in favor of this proposal will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to the Board to effectuate one of the reverse stock splits in the range as the Board deems advisable at the time the reverse stock split is to be effected. The proposal gives the Board the discretion to abandon the reverse stock split if the Board deems such an action to be in the best interests of the company.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

   We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

  . the market price per new share of our common stock after the reverse stock split (the "New Shares") will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split (the "Old Shares");

  . the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

  . the reverse stock split will result in a per share price that will increase PeoplePC's ability to attract and retain employees and other service providers; or

  . the market price per New Share will either exceed or remain in excess of the $3.00 minimum bid price as required by Nasdaq or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

   The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock and could otherwise adversely affect the liquidity of our common stock.

Implementation and Effects of the Reverse Stock Split

   If the stockholders approve the reverse stock split proposal, the Board would direct management to file an amendment to PeoplePC's Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. This amendment would authorize the Board to effect a reverse stock split and to select the reverse stock split ratio, from within an approved range, appropriate to achieve the Board's goals with respect to the reverse stock split. If at the time the reverse stock split is to be effected the Board still believes that the reverse stock split is in the best interests of PeoplePC and its stockholders, the Board will determine which of the reverse stock split ratios of not less than 1-for-10 and not more than 1-for-20 is advisable, based on market and other relevant conditions and the trading price of PeoplePC common stock at that time.

   Depending on the reverse stock split ratio selected by the Board, at the time the reverse stock split is effected, every ten to twenty shares of PeoplePC common stock outstanding would automatically be combined and converted into one share. For example, if the Board selected a 1-for-10 reverse stock split, every ten shares of PeoplePC common stock outstanding would be combined and converted into a single share.

   The reverse stock split will become effective at the time of the Board's resolution, and which we refer to as the "Effective Time." Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

   The reverse stock split will not affect the number of shares of common stock that the Board is authorized to issue by PeoplePC's Amended and Restated Certificate of Incorporation. However, it will have the effect of increasing the number of shares of common stock available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split. We will continue to have 50,000,000 authorized but unissued shares of preferred stock of which 32,628,060 shares have been designated Series A Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. PeoplePC is considering raising funds through public or private sales of equity and/or debt securities. We cannot be certain that additional financing will be available or that, if available, it will be available on terms acceptable to us. Additional financing may result in substantial and immediate dilution to existing stockholders. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

   Based on the      shares of common stock outstanding as of September 14,
2001, the following table reflects, for different reverse stock split ratios:

  . the approximate percentage reduction in the outstanding shares of common stock; and

  . the approximate number of shares of common stock that would be outstanding following the reverse stock split; and

  . the approximate number of shares of common stock that would be available for issuance following the reverse stock split.

                                                                     Authorized
                                                          Shares       Shares
                                             Percentage    to be     Available
Proposed Reverse Stock Split Ratio           Reduction  Outstanding for Issuance
----------------------------------           ---------- ----------- ------------
  1 for 10..................................      90%
  1 for 11..................................      91%
  1 for 12..................................    91.6%
  1 for 13..................................    92.3%
  1 for 14..................................    92.9%
  1 for 15..................................    93.3%
  1 for 16..................................    93.8%
  1 for 17..................................    94.1%
  1 for 18..................................    94.4%
  1 for 19..................................    94.7%
  1 for 20..................................      95%

   The reverse stock split would also have the following effects:

  . all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, a fraction (for instance, in the case of a 1-for-10 reverse split, 1/10) of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to some multiple (for instance, in the case of a 1-for-10 reverse split, 1/10) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split; and

  . the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to a fraction (for instance, in the case of a 1-for-10 reverse split, 1/10) of the number of shares currently included in such plans.

   The reverse stock split will be effected simultaneously for all of our outstanding common stock and the exchange number will be the same for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in PeoplePC, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   In the event stockholder approval for the reverse stock split is obtained, the Board will be authorized to proceed with the reverse stock split. If PeoplePC stock closes at a bid price equal to or greater than Nasdaq's minimum bid requirement for ten (10) consecutive business days prior to the Special Meeting, the Board may delay its decision to execute the reverse stock split indefinitely.

   Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number of shares to be converted into one share as a result of the reverse stock split will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported in The Wall Street Journal, during the twenty (20) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days or other prices determined by the Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

   Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where PeoplePC is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

   Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced to a fraction (for instance, in the case of a 1-for-10 reverse split, 1/10) of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

   Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could under certain circumstances have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of PeoplePC with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of PeoplePC.

Exchange of Stock Certificates

   As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. PeoplePC expects that its transfer agent, Equiserve Trust Company, N.A., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal PeoplePC sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other dispositions or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Board Discretion

   Even if the stockholders approve the reverse stock split, PeoplePC reserves the right not to effect the reverse stock split if in the Board's opinion it would not be in the best interests of PeoplePC and its stockholders to effect such a reverse stock split.

No Dissenter's Rights

   Under Delaware law, our stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

          FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

   The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, the following discussion does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, the following discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

   Other than with respect to any cash received instead of a fractional share of PeoplePC common stock, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore, reduced by the basis attributable to any fractional share for which cash is received. In general, a stockholder who receives cash instead of a fractional share of PeoplePC common stock as a result of the reverse stock split will be treated as if such fractional share was received and then redeemed by PeoplePC. Such stockholder will recognize capital gain or loss based on the difference between the adjusted basis in the fractional share redeemed and the amount of cash received. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional share should not be material in amount in view of the low value of the fractional share. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

                    VOTE REQUIRED; RECOMMENDATION OF BOARD

   The affirmative vote of the holders of a majority of all outstanding shares of PeoplePC common stock entitled to vote on this proposal will be required for approval of the amendment.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                            ADDITIONAL INFORMATION

Principal Stockholders

   The following table sets forth information regarding the beneficial ownership of our common stock as of August 31, 2001, by the following individuals or groups:

  . each person, or group of affiliated persons, that we know beneficially owns more than 5% of our outstanding stock;

  .  each of our current directors;

  . each of our most highly compensated executive officers in the fiscal year ended December 31, 2000; and

  .  all of our executive officers and directors as a group.

   Unless otherwise indicated, the address for each stockholder on this table is c/o PeoplePC Inc., 100 Pine Street, Suite 1100, San Francisco, California 94111. Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

   This table lists applicable percentage ownership based on 109,083,691 shares of common stock, which includes:

  . 103,413,925 shares of our common stock outstanding as of August 31, 2001;

  . 5,669,766 shares of common stock issued upon the early exercise of stock options that are no longer subject to repurchase rights by us as of August 31, 2001; and

   The number of shares outstanding for purposes of this table excludes:

  . 5,248,131 shares of common stock subject to repurchase rights held by us as of August 31, 2001; and

  . 500,000 shares issuable upon exercise of a warrant outstanding as of August 31, 2001 at an exercise price of $6.225 per share.

   Options and warrants to purchase shares of our common stock that are exercisable within 60 days of August 31, 2001 and shares of common stock which were issued upon the early exercise of stock options that will be released from our repurchase right within 60 days of August 31, 2001 are deemed to be beneficially owned by the persons holding these options, warrants or shares for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

                                                                   Approximate
                                                        Number of  Percentage
Name                             Controlling Person       Shares    Ownership
----                             ------------------     ---------- -----------
5% Stockholders
Entities affiliated with
 SOFTBANK Technology
 Ventures(1).................... Bradley A. Feld        17,977,004    16.5%
  c/o Bradley A. Feld
  200 West Evelyn Street, Suite
   200
  Mountain View, CA 94043

Entities affiliated with
 SOFTBANK Corp.(2).............. Ronald D. Fisher       39,281,722    31.4%
  c/o Ronald D. Fisher
  10 Langley Road #403
  Newton Center, MA 02159

Ford Motor Company(3)........... Ford Motor Company      9,528,150     8.5%
  c/o General Counsel's Office
  Ford Motor Company
  Ford World Headquarters
  The American Road
  1003-A3
  Dearborn, MI 48121

@Viso Limited(4)................ SOFTBANK Corp and      16,052,520    12.8%
  c/o MacFarlanes                Vivendi Universal S.A.
  10 Norwich Street
  London EC4A 1BD
  England

Vivendi Universal S.A.(5)....... Vivendi Universal S.A. 14,234,473    11.5%
  42 Avenue Friedland
  75008 Paris
  France

Directors and Officers
Bradley A. Feld(1).............. Bradley A. Feld        17,977,004    16.5%
  200 West Evelyn Street, Suite
   200
  Mountain View, CA 94043

Ronald D. Fisher(2) ............ Ronald D. Fisher       39,281,722    31.4%
  10 Langley Road #403
  Newton Center, MA 02159

Nick Grouf(6)................... Nick Grouf             20,697,764    18.9%

John Sculley(7)................. John Sculley            5,334,745     4.9%
  90 Park Avenue, 32nd Floor
  New York, NY 10016

Michael Price(8)................ Michael Price           2,570,979     2.4%
  Firstmark Communications
  660 Madison Avenue, 22nd Floor
  New York, NY 10022

Dan Kohler(9)................... Dan Kohler                745,000      *

John Adams(10).................. John Adams                    --       *

Wayne T. Gattinella(11)......... Wayne T. Gattinella       336,457      *

James Buckley(12)............... James Buckley                          *

Glen Kohl(13)................... Glen Kohl                 145,832      *

All directors and executive
officers as a group
(10 persons)....................                        87,089,503    75.1%

--------
  *  Less than 1%.

 (1) Includes 17,639,036 shares held by SOFTBANK Technology Ventures IV LP and 337,968 shares held by SOFTBANK Technology Advisors Fund LP. Mr. Feld, one of our directors, is a limited partner of SOFTBANK Technology Ventures IV LP. Mr. Feld disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein. Mr. Feld does not hold any options to purchase any of our stock.

 (2) Includes 11,550,865 shares held by SOFTBANK Capital Partners LP, 11,352,300 shares held by SOFTBANK Capital LP, and 326,037 shares held by SOFTBANK Capital Advisors Fund LP. Also includes 14,234,473 shares issuable to @viso Limited, a joint venture of which 50% is owned by SOFTBANK Holdings (Europe) Ltd., a wholly-owned subsidiary of SOFTBANK Corp., upon exercise of a put option if exercised by October 30, 2001. Also includes 1,818,047 shares issuable to SOFTBANK Capital Partners LP upon exercise of a warrant to purchase shares of PeoplePC Europe, which shares are then exchangeable for shares of PeoplePC upon exercise of a put option if exercised by October 30, 2001.

     SOFTBANK Capital Partners LLC is the sole general partner of both SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP. As a result, securities beneficially owned by SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP may be deemed beneficially owned by SOFTBANK Capital Partners LLC. All investment decisions on behalf of SOFTBANK Capital Partners LLC must be approved by SOFTBANK Capital Partners Investment Inc. and by any of Mr. Ronald D. Fisher, Mr. Charles
     R. Lax or Mr. William L. Burnham, all of whom are Members of SOFTBANK Capital Partners LLC. As a result, securities beneficially owned by SOFTBANK Capital Partners LLC may be deemed beneficially owned by SOFTBANK Capital Partners Investment Inc., Mr. Fisher, Mr. Lax and
     Mr. Burnham. SOFTBANK Capital Partners Investment Inc. is a wholly-owned subsidiary of SOFTBANK Holdings Inc. Accordingly, securities owned by SOFTBANK Capital Partners Investment Inc. may be deemed beneficially owned by SOFTBANK Holdings Inc. SOFTBANK Holdings Inc. is a wholly-owned subsidiary of SOFTBANK Corp. Mr. Masayoshi Son, President and Chief Executive Officer of SOFTBANK Corp., owns an approximately 35.8% interest in SOFTBANK Corp. Accordingly, securities owned by SOFTBANK Holdings Inc. may be deemed beneficially owned by SOFTBANK Corp. and Mr. Son. SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP, SOFTBANK Capital Partners LLC, SOFTBANK Capital Partners Investment Inc., Mr. Fisher, Mr. Lax, Mr. Burnham, SOFTBANK Holdings Inc., SOFTBANK Corp. and Mr. Son disclaim beneficial ownership of shares owned directly by SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP, respectively, except to the extent of their respective pecuniary interest, if any, therein. Mr. Fisher serves on our Board of Directors. Mr. Fisher does not hold any options to purchase any of our stock.

 (3) Includes 4,765,650 shares and 1,905,000 shares issued upon Ford's exercise of a right to purchase shares at the initial public offering price. Ford exercised this right in full. Because Ford exercised this right, Ford also received a warrant to puchase 2,857,500 shares of common stock, exercisable at $10.00 per share.

 (4) Under a binding memorandum of agreement signed on February 16, 2001, @viso is entitled to sell all or a portion of its shares of PeoplePC Europe to us in exchange for PeoplePC stock. Under this put option arrangement, @viso is entitled to receive 14,234,473 shares of PeoplePC common stock as of October 30, 2001. Also includes 1,818,047 shares issuable to SOFTBANK Capital Partners LP upon exercise of a warrant to purchase shares of PeoplePC Europe, which shares are then exchangeable for shares of PeoplePC upon exercise of a put option if exercised by October 30, 2001.

 (5) Includes 14,234,473 shares issuable to @viso Limited, a joint venture of which 50% is owned by Vivendi Universal S.A., upon exercise of a put option if exercised by October 30, 2001.

 (6) As of August 31, 2001, Mr. Grouf's ownership included 22,270,000 shares of common stock, a portion of which shares is subject to a repurchase option by us. Accordingly, the number of shares beneficially owned by Mr. Grouf includes 20,068,876 shares no longer subject to a repurchase option by us and a further 628,888 common shares that will no longer be subject to a repurchase option by us within 60 days of August 31, 2001. The remaining 1,572,236 shares for which we still hold a repurchase option are not included in the number of shares beneficially owned by Mr. Grouf. Mr. Grouf does not hold any options to purchase any of our stock.

 (7) As of August 31, 2001, Mr. Sculley's ownership included 1,150,000 shares of common stock, a portion of which shares is subject to a repurchase option by us. Accordingly, the number of shares beneficially owned by Mr. Sculley includes 1,004,997 common shares no longer subject to a repurchase option by us and a further 32,222 common shares that will no longer be subject to a repurchase option by us within 60 days of August 31, 2001. The remaining 112,781 shares for which we still hold a repurchase option are not included in the number of shares beneficially owned by Mr. Sculley. In addition, the number of shares beneficially owned by Mr. Sculley includes 3,990,000 shares held by Sculley Brothers LLC. Mr. Sculley, a partner of Sculley Brothers LLC, serves on our Board of Directors.

 (8) As of August 31, 2001, Mr. Price had exercised options to purchase 1,160,000 shares of common stock, a portion of which shares is subject to a repurchase option by us. Accordingly, the number of shares beneficially owned by Mr. Price includes 1,004,997 common shares no longer subject to a repurchase option by us and a further 32,222 common shares that will no longer be subject to a repurchase option by us within 60 days of August 31, 2001. The remaining 112,781 shares for which we still hold a repurchase option are not included in the number of shares beneficially owned by Mr. Price. The number of shares beneficially owned by Mr. Price includes an additional 1,380,000 shares held by Mr. Price, 80,000 shares held by Michael J. Price as custodian for Allie Price under the NJUTMA and 80,000 shares held by Michael J. Price as custodian for Jeffrey Price under the NJUTMA.

 (9) As of August 31, 2001, Mr. Kohler had exercised options to purchase 1,480,000 shares of common stock, a portion of which shares is subject to a repurchase option by us. Accordingly, the number of shares beneficially owned by Mr. Kohler includes 683,335 common shares no longer subject to a repurchase option by us and a further 61,665 common shares that will no longer be subject to a repurchase option by us within 60 days of August 31, 2001. The remaining 735,000 shares for which we still hold a repurchase option are not included in the number of shares beneficially owned by Mr. Kohler.

(10) As of August 31, 2001, Mr. Adams did not own any shares and no shares may be acquired upon the exercise of options within 60 days of August 31, 2001. Mr. Adams is no longer an employee of PeoplePC.

(11) The number of shares beneficially owned by Mr. Gattinella includes 336,457 common shares that may be acquired upon the exercise of vested options within 60 days of August 31, 2001.

(12) As of August 31, 2001, Mr. Buckley did not own any shares and no shares may be acquired upon the exercise of options within 60 days of August 31, 2001. Mr. Buckley is no longer an employee of PeoplePC.

(13) As of August 31, 2001, Mr. Kohl owned 145,832 shares and no shares may be acquired upon the exercise of options within 60 days of August 31, 2001. Mr. Kohl is no longer an employee of PeoplePC.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Pursuant to Rule 14a-8 under the Exchange Act, as amended, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

   In order to be included in the proxy statement for the 2002 annual meeting of PeoplePC stockholders, stockholder proposals must be received by PeoplePC no later than January 2, 2002, and must otherwise comply with the requirements of Rule 14a-8.

   In addition, PeoplePC's bylaws establish an advance notice procedure with regard to specified matters, including stockholder proposals not included in PeoplePC's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of PeoplePC not less than one hundred and twenty (120) days prior to the first anniversary of the date PeoplePC mailed its proxy materials for the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at PeoplePC's 2002 annual meeting, such a proposal must be received by PeoplePC no later than January 2, 2002. If the date of the annual meeting is more than thirty (30) days earlier or more than thirty (30) days later than the anniversary date of the preceding year's annual meeting, notice must be received not later than the close of business on the later of one hundred and twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. If a stockholder who has notified PeoplePC of his or her intention to present a proposal does not appear or send a qualified representative to present his or her proposal at such meeting, PeoplePC need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in PeoplePC's proxy materials, should be sent to the attention of the Secretary of PeoplePC at its principal executive offices.

                      WHERE YOU CAN FIND MORE INFORMATION

   PEOPLEPC INC. files reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as PEOPLEPC, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about PEOPLEPC at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

   The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the documents set forth below that PeoplePC has previously filed with the SEC and documents that PeoplePC may file with the SEC between the date of this Proxy Statement and the date of the Special Meeting. These documents contain important information about PeoplePC and its finances:

  .  Annual Report on Form 10-K for fiscal year ended December 31, 2000

  .  Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2001

  . Current Reports on Forms 8-K and 8-K/A filed July 24, 2001 and July 25, 2001, respectively.

   You can obtain any of the documents incorporated by reference in this document from PeoplePC, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from PeoplePC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to Investor Relations, PeoplePC, Inc., (415) 732-4400, 100 Pine Street, Suite 1100, San Francisco, California 94111.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE SHARE EXCHANGE. PEOPLEPC HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

   THIS PROXY STATEMENT IS DATED SEPTEMBER 28, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO PEOPLEPC SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                 OTHER MATTERS

   According to our bylaws, only proposals stated in the notice for a special meeting of stockholders shall be considered at such meeting. Hence, only the proposal stated in this notice shall be considered at the Special Meeting.

                            THE BOARD OF DIRECTORS

San Francisco, California

September 28, 2001

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

   THANK YOU FOR YOUR ATTENTION TO THIS MATTER.

                                                                     APPENDIX A

        AMENDMENT TO RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                               OF PEOPLEPC INC.
                           (A DELAWARE CORPORATION)

   A new paragraph to Article IV of the Company's Certificate of Incorporation shall be added as follows:

   "The Corporation's Board of Directors (the "Board") is authorized to effect a Reverse Split (as defined below). Effective immediately upon a resolution of the Board (the "Effective Date"), a certain number of shares of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock Number") shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the "Reverse Split"). The Board is authorized to determine an Old Common Stock Number which the Board believes will result in the Corporation's Common Stock continuing to be listed on the Nasdaq National Market; provided, however, that the Old Common Stock Number shall not be less than ten (10) or more than twenty (20). (For instance, if the Old Common Stock Number determined by the Board is ten, the Corporation shall effect a one-for-ten Reverse Split.) The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) the average of the last sale price per share of the Old Common Stock on the 20 trading days immediately prior to the date that is five (5) days before the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the NASDAQ National Market. No interest shall be payable on the Cash-in-Lieu Amount."

                                  DETACH HERE

                                     PROXY

                                 PEOPLEPC INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 29, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of PEOPLEPC INC. acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement each dated September 28, 2001, and the undersigned revokes all prior proxies and appoints Nick Grouf and Charles P. Ortmeyer and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Common Stock of which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at __________ at _________, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such manners thereof, and instructs said proxies to vote as follows:

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of PeoplePC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                              SIDE

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------
Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.
--------------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website
    http:www.eproxyvote.com/peop

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.
--------------------------------------------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/peop anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE
[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

    1.  To approve an amendment to PeoplePC's
        certificate of incorporation to effect a reverse stock split of not less than 1-for-10 and not more than 1-for-20 and to authorize PeoplePC's board of directors to determine which, if any, of these reverse stock splits to effect.

                   FOR    AGAINST    ABSTAIN                       By executing this proxy, the undersigned stockholder grants the
                   [_]      [_]        [_]                         proxies, in their discretion, the ability to vote upon such other business as may properly come before the meeting or any
                                                                   adjournment thereof.

                                                                   (NOTE: This Proxy should be marked, dated and signed by the stockholder exactly as his/her name is printed at the left and returned promptly in the enclosed envelope. A person signing as an executor, administrator, trustee or guardian should so
                                                                   indicate and specify his/her title. If a corporation, please sign in full corporate name by President or other authorized officer.
                                                                   If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or a community property, all joint owners should sign.)

Signature:                                 Date:                Signature:                                      Date: